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                                                                    Exhibit 99.1

                                                   Mission Resources Corporation
                                                          1331 Lamar, Suite 1455
                                                       Houston, Texas 77010-3039
  [LOGO]
  MISSION
 RESOURCES                                                          NEWS RELEASE
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Contact:  Ann Kaesermann
          Vice President - Accounting & Investor Relations, CAO investors@mrcorp.com
          (713) 495-3100

   Mission Acquires $97.6 Million of Its Subordinated Notes For $71.7 Million
                          Replaces Senior Bank Facility

HOUSTON - March 28, 2003 -- Mission Resources Corporation (Nasdaq: MSSN) announced today that it had acquired, in a private transaction with affiliates of Farallon Capital Management, LLC, $97.6 million of its 10 7/8% senior subordinated notes (the "Notes") for approximately $71.7 million plus accrued interest. Simultaneously with the buyback, Mission has amended and restated its credit facility with new lenders, led by Farallon Energy Lending, LLC.

The amended and restated senior secured credit facility (the "Facility") has a term of approximately 21 months and has initial availability of $80.0 million. The Company has drawn the full $80.0 million. Approximately $75.0 million of the drawn funds were used to acquire $97.6 million face amount of the Notes and pay closing costs associated therewith. The remaining amount is available for general corporate purposes. The Facility provides that an additional $10.0 million could be made available at the sole discretion of the lenders and that if such additional advance were to be made, it could be used only for the purpose of acquiring additional Notes. There can be no assurances that the lenders will consent to this additional advance. The interest rate on the Facility is 12% initially and will increase to 13% in early 2004. The Facility allows the Company to put in place a revolving credit facility of up to $12.5 million with a third party subject to certain limitations.

"We are pleased to have completed this important first step in de-levering our balance sheet," said Robert L. Cavnar, Mission's chairman, president and chief executive officer. "While there can be no assurance of success, there are a number of next step alternatives we will be considering in our effort to further reduce leverage, including, among others, a refinancing or repurchase of the remaining Notes, the issuance of equity or debt securities for cash or properties or in exchange for the Notes, the sale of certain oil and gas properties, the acquisition of another company or assets, the addition of other secured and unsecured debt financing, or a merger with or acquisition by another company. Our goal is to reduce debt to a more appropriate level. Recovery of Mission's financial stability and value will continue to be our top priority as we strive to reposition the Company for growth."

Mission Resources Corporation is a Houston-based independent exploration and production company that drills for, acquires, develops, and produces natural gas and crude oil in the Permian Basin of West Texas, along the Texas and Louisiana Gulf Coast and in the Gulf of Mexico.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

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These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission. Mission undertakes no duty to update or revise these forward-looking statements.